                                                                    EXHIBIT 4.09

                                 SHOPPING.COM
                      DEMAND REGISTRATION RIGHTS AGREEMENT

          This DEMAND REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of May 30, l997 is made by and among SHOPPING.COM, a California corporation (the "Company") and the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "Investors").

                                    RECITALS
                                    --------

          A. The Company and the Investors have entered into agreements for the sale by the Company, and purchase by the Investors, of certain of the Company's securities.

          B. In connection with the purchase and sale of the Company's securities, the Company and the Investors desire to provide for the rights of the Investors with respect to registration of the common stock of the Company, no par value per share (the "Common Stock") issued upon conversion or exercise of the securities all according to the terms of this Agreement.

                                   AGREEMENT
                                   ---------

          THE PARTIES AGREE AS FOLLOWS:

          1.   Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               1.1  "Commission" shall mean the Securities and Exchange
                    ------------
Commission or any other federal agency at the time administering the Securities Act.

               1.2  "Common Stock Outstanding" shall mean the aggregate of all
                    --------------------------
Common Stock outstanding and all Common Stock issuable upon (i) shares of stock convertible into or exchangeable for Common Stock, including Preferred Stock, and (ii) exercise of all outstanding rights, warrants or options to subscribe for or purchase Common Stock or any securities set forth in (i) hereof.

               1.3  "Convertible Securities" shall mean any warrants or shares
                    ------------------------
of stock of the Company convertible into or exchangeable for Common Stock.

               1.4  "Form S-3" shall mean Form S-3 issued by the Commission or
                    ----------
any substantially similar form then in effect.

               1.5  "Holder" shall mean any holder of outstanding Registrable
                    --------
Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of registration rights as permitted by
Section 9.

               1.6  "Initiating Holders" shall mean, in the case of a demand
                    --------------------
Registration other than on Form S-3 pursuant to

Section 2.1, Holders who in the aggregate hold at least fifty percent (50%) of the Registrable Securities; and in the case of a demand Registration on Form S-3 effected pursuant to Section 2.3, Holders who in the aggregate hold at least seventy percent (70%) of the Registrable Securities.

               1.7  "Material Adverse Event" shall mean an occurrence having a
                    ------------------------
consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects or financial condition of the Company.

               1.8  The terms "Register", "Registered" and "Registration" refer
                              ----------  ------------     --------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

               1.9  "Registrable Securities" shall mean (i) all Common Stock not
                    ------------------------
previously sold to the public which is (A) issued, or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, or (B) issued pursuant to stock splits, stock dividends and similar distributions with respect to securities referred to in clauses (A) or (B) of this paragraph (i), and (ii) any securities of the Company granted registration rights pursuant to Section 11 of this Agreement.

               1.10 "Registration Expenses" shall mean all expenses incurred by
                    -----------------------
the Company in complying with Sections 2 or 3 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include Selling Expenses.

               1.11 "Securities Act" shall mean the Securities Act of 1933, as
                    ----------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               1.12 "Selling Expenses" shall mean all underwriting discounts,
                    ------------------
selling commissions and special counsel fees of the selling stockholder(s) applicable to the sale of Registrable Securities pursuant to this Agreement.

          2.   Demand Registration.
               -------------------

               2.1  Request for Registration on Form Other than Form S-3.
                    ----------------------------------------------------
Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the Company's initial public offering of shares of

Common Stock under a Registration Statement, the Initiating Holders may make one written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a Form other than Form S-3 for an offering of at least twenty percent (20%) of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and shall (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 2.1 within six (6) months of the effective date of a Registration initiated by the Company.

               2.2  Right of Deferral of Registration on Form Other than Form S-
                    -----------------------------------------------------------
3.  If the Company shall furnish to all such Holders who joined in the request a
-
certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 2.1, the Company shall have the right, exercisable one
(1) time only with respect to the demand registration request, to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred twenty (120) days from delivery of the request of the Initiating Holders.

               2.3  Request for Registration on Form S-3. Subject to the terms
                    ------------------------------------
of this Agreement, in the event that the Company receives from Holders who in the aggregate hold at least fifty percent (50%) of the then outstanding Registrable Securities a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities with an aggregate offering price of not less than $500,000, the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within thirty (30) days after written notice from the Company of the proposed Registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 2.3.

               2.4  Registration of Other Securities in Demand Registration.
                    -------------------------------------------------------
Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 2 may, subject to the provisions of Section 2.5, include securities of the Company other than Registrable Securities.

               2.5  Underwriting in Demand Registration.
                    -----------------------------------

                    2.5.1  Notice of Underwriting.  If the Initiating Holders
                           ----------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in Section 2.1 or 2.3. The right of any Holder to Registration pursuant to Section 2 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

                    2.5.2  Inclusion of Other Holders in Demand Registration.
                           -------------------------------------------------
If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 2. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 3 hereof rather than Section 2, and it shall not count as a Registration for purposes of Section 2.1 hereof.

                    2.5.3  Selection of Underwriter in Demand Registration. The
                           -----------------------------------------------
Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company.

                    2.5.4  Marketing Limitation in Demand Registration. In the
                           -------------------------------------------
event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first, the

Common Stock (other than Registrable Securities) held by officers or directors of the Company, (ii) next, the securities other than Registrable Securities, and
(iii) last, the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.5.4 shall be included in such Registration Statement.

                    2.5.5  Right of Withdrawal in Demand Registration. If any
                           ------------------------------------------
Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative and the Initiating Holders delivered at least seven (7) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

               2.6  Blue Sky in Demand Registration. In the event of any
                    -------------------------------
Registration pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions, and
(ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

          3.   Piggyback Registration.
               ----------------------

               3.1  Notice of Piggyback Registration and Inclusion of
                    -------------------------------------------------
Registrable Securities. Subject to the terms of this Agreement, in the event the
----------------------
Company decides to Register any of its Common Stock (either for its own account or the account of a Holder(s) exercising its respective demand registration rights), on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities compliance), and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company.

               3.2  Underwriting in Piggyback Registration.
                    --------------------------------------

                    3.2.1  Notice of Underwriting in Piggyback Registration. If
                           ------------------------------------------------
the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting,) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

                    3.2.2  Marketing Limitation in Piggyback Registration. In
                           ----------------------------------------------
the event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 3.2.3) may:

                    (a) in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting; and

                    (b) in the case of any subsequent Registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty-three and one-third percent (33-1/3%) of the securities included in such Registration (based on aggregate market values).

                    3.2.3  Allocation of Shares in Piggyback Registration. In
                           ----------------------------------------------
the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2) in the following manner: The shares (other than Registrable

Securities) held by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among all other Holders thereof and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section
3.2.3 shall be included in the Registration Statement.

                    3.2.4  Withdrawal in Piggyback Registration. If any Holder
                           ------------------------------------
disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

               3.3  Blue Sky in Piggyback Registration. In the event of any
                    ----------------------------------
Registration of Registrable Securities pursuant to Section 3, the Company will exercise its best efforts to qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

          4.   Expense of Registration. All Registration Expenses incurred in
               -----------------------
connection with the Registrations pursuant to Sections 2 and 3 shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance, including any Registration on Form S-3, shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a single demand registration pursuant to Section 2;

provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

          5.   Registration Procedures.  The Company will keep each Holder whose
               -----------------------
Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

          6.   Information Furnished by Holder.  It shall be a condition
               -------------------------------
precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

          7.   Indemnification.
               ---------------

               7.1  Company's Indemnification of Holders.  To the extent
                    ------------------------------------
permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

               7.2  Holder's Indemnification of Company.  To the extent
                    -----------------------------------
permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that each Holder's liability under this
Section 7.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

               7.3  Indemnification Procedure. Promptly after receipt by an
                    -------------------------
indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.

          8.   Market Stand-off.  Each Holder hereby agrees that, if so
               ----------------
requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer any Registrable Securities or other securities of the Company during the one hundred and eighty (180) day period following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that such restriction shall only apply to the first two (2) Registration Statements of the Company to become effective which include securities to be sold on behalf of the Company to the public in an underwritten offering.

          9.   Limitations on Registration Rights Granted to Other Securities.
               --------------------------------------------------------------
From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of eighty percent (80%) of the aggregate Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

          10.  Transfer of Rights. The right to cause the Company to register
               ------------------
securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least twenty (20) percent of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) or in a transaction in which the cost of such shares to the transferee is at least $150,000; provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its best judgment, to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners without restriction as to the number or percentage of shares acquired by any such constituent partner.

          11.  No-Action Letter or Opinion of Counsel in Lieu of Registration:
               ---------------------------------------------------------------
Conversion of Preferred Stock. Notwithstanding anything else in this Agreement,
-----------------------------
if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the Shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 13 does not apply. The Registration rights of the Holders of the Shares set forth in this Agreement are conditioned upon the conversion of the Shares with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

          12.  Miscellaneous.
               -------------

               12.1 Entire Agreement: Successors and Assigns. This Agreement
                    ----------------------------------------
constitutes the entire contract among the Company, the Investors, the Founders and the Key Employees relative to the subject matters hereof. Any previous agreement between or among the Company, the Investors, the Founders or the Key Employees concerning Registration rights and rights of first offer is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. A transferee other than for value of any Founder or Key Employee Shares shall take such shares subject to the restrictions on transfer contained herein.

               12.2 Governing Law.  Agreement shall be governed by and construed
                    -------------
in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

               12.3 Counterparts.  This Agreement may be executed in two (2) or
                    ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.4 Headings. The headings of the Sections of this Agreement are
                    --------
for convenience and shall not by themselves determine the interpretation of this Agreement.

               12.5 Notices. Any notice required or permitted hereunder shall be
                    -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by ten
(10) days' advance written notice to the Investors or the Company, respectively.

               12.6 Amendment of Agreement.  Any provision of this Agreement may
                    ----------------------
be amended only by a written instrument signed by the Company and by persons holding at least eighty percent (80%) of the Registrable Securities as defined in Section 1.9 of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

      The Company:                  THE SHOPPERS' SOURCE
                                    a California corporation

                                    By:  _________________________
                                    Name: Robert J. McNulty
                                    Its: President/CEO

          Address:                  THE SHOPPERS' SOURCE
                                    2101 East Coast Highway
                                    Garden Level
                                    Corona Del Mar, CA 92625

                                    Attn:  Chief Executive Officer

    The Investors:

           INVESTORS SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
           ---------------------------------------------------------

                                       14